UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2013

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information contained in Item 7.01 to this current report on Form 8-K is incorporated herein by reference to this Item 2.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2013, Allied Nevada Gold Corp. (the “Company”) announced that Randy Buffington has been named as Executive Vice President and Chief Operating Officer of the Company, effective as of February 4, 2013.

Mr. Buffington, age 53, served as the interim principal operating officer of Coeur d’Alene Mines Corporation, a silver and gold mining company whose shares are listed on The New York Stock Exchange (“NYSE”) and The Toronto Stock Exchange (“TSX”) with principal executive office in Couer d’Alene, Idaho, in January 2013 and as Senior Vice President, Operations of Coeur d’Alene Mines Corporation from January 2012 to December 2012. At Coeur d’Alene Mines Corporation, Mr. Buffington was responsible for the safe operation of five mines located in Bolivia, Argentina, Mexico and the United States. From May 2003 until January 2012, Mr. Buffington served in a variety of general management roles with Barrick Gold Corporation, including Managing Director of Barrick’s Lumwana copper mine in Zambia from August 2011 to January 2012 and General Manager of Barrick’s Goldstrike mine complex and Ruby Hill and Bald Mountain mines in Nevada from August 2009 to August 2011, August 2006 to August 2009 and May 2003 to August 2006, respectively. Barrick Gold Corporation is one of the world’s largest gold mining companies with headquarters in Toronto, Ontario and its shares are listed on the NYSE and TSX. Prior to his time at Barrick Gold Corporation, Mr. Buffington worked in a variety of management roles at Placer Dome, Inc. from 1998 to April 2003, including Process Superintendent and Construction Manager of Placer’s Bald Mountain mine and Closure Manager, Nevada Operations. Placer Dome, Inc. was one of the world’s largest gold and other metals mining companies prior to its acquisition by Barrick in 2006 and was located in Vancouver, British Columbia. From the late 1980s to 1998, Mr. Buffington worked for Cominco American Incorporated, a metals mining company, in a variety of roles including Evaluations and Engineering Support and General Manager of Cominco’s Buckhorn Mine in Nevada.

Under the terms of an Offer Letter from the Company to Mr. Buffington, dated December 18, 2012, attached hereto as Exhibit 10.1, Mr. Buffington will receive an annual base salary of $410,000. He will be eligible for an annual cash performance based award of up to 50% of his base salary. Subject to approval by the Company’s Board of Directors, Mr. Buffington will be eligible to participate in the Company executive equity program annually, with historical set targets of 215% of base salary. In addition, subject to Board approval, Mr. Buffington will be granted an award of 12,000 restricted share units and 12,000 performance share units, vesting ratably over three years. The Offer Letter also provides that Mr. Buffington is eligible for an employment agreement that will generally provide that, in the event Mr. Buffington is terminated without cause, he would be entitled to receive an amount equal to one year of annual base salary and target bonus and in the event he is terminated in connection with a change in control of the

Company, he would be entitled to receive an amount equal to two years of annual base salary and target bonus. The description of the Offer Letter in this Form 8-K is qualified entirely by reference to the Offer Letter, which is incorporated herein by reference. In addition to the benefits outlined in the Offer Letter, Mr. Buffington will receive a one-time signing bonus of an amount to be determined prior to his start date.

A copy of the press release issued by the Company announcing Mr. Buffington’s position is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 18, 2013, the Company issued a press release regarding certain operating results for 2012 and guidance for 2013. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Offer Letter dated December 18, 2012 by Allied Nevada Gold Corp. to Randy Buffington

99.1	Press release of Allied Nevada Gold Corp. dated January 18, 2013

99.2	Press release of Allied Nevada Gold Corp. dated January 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 18, 2013	Allied Nevada Gold Corp.

	By:	/s/ Scott Caldwell
Scott Caldwell
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Offer Letter dated December 18, 2012 by Allied Nevada Gold Corp. to Randy Buffington

99.1	Press release of Allied Nevada Gold Corp. dated January 18, 2013

99.2	Press release of Allied Nevada Gold Corp. dated January 18, 2013

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